                                                                   EXHIBIT 23.10

                            CONSENT OF KEN J. ELKINS

  The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Hearst-Argyle Television, Inc. upon the consummation of the Merger (as defined in the Joint Proxy Statement/Prospectus contained in this Registration Statement).

                                          Signature:  /s/ Ken J. Elkins
                                                 ------------------------------

Date: February 11, 1999